ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is entered into as of the date the last party signs as shown on the signature page hereto, by and among Mentor Corporation, a Minnesota corporation, Mentor Ophthalmics, Inc., a Massachusetts corporation, and Mentor Medical Inc., a Delaware corporation (collectively "Seller") on the one hand, and Paradigm Medical Industries, Inc., a Delaware corporation ("Purchaser") on the other hand.


                                    RECITALS

         WHEREAS, Seller is engaged in the business of marketing and selling ophthalmic products, including a cataract surgery system product line consisting of the Mentor(TM) Phacoemulsification S.I.S.tem, the Odyssey(TM) Phacoemulsification System, the Surg-E-Trol(R) System I and System II, and all accessories thereto (collectively, the "Phaco" product line); and

         WHEREAS, in accordance with the provisions of this Agreement, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser certain assets described herein.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto agree as follows.

         1.       PURCHASE AND SALE.

                  1.1 Purchase and Sale of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined in Section 1.4), Seller shall sell, transfer, assign, convey, delegate and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, all of Seller's right, title, obligation and interest in and to the assets (collectively, the "Assets") which are used by Seller to develop, manufacture, market and sell the Phaco product line and are owned by Seller or in which Seller has any right, title or interest as of the Closing Date (as defined in Section 1.4). The Assets include but are not limited to:

                           (a) Sales and Marketing.  Copies (and originals if in
Seller's possession) of Seller's Phaco customer lists, advertising materials and sales literature, sales booth graphics, ad slicks, artwork, un-filled purchase orders and supporting documents, and other marketing information and records, warranty and/or warranty policies and/or other records used exclusively for the Phaco, which are in Seller's possession as of the Closing Date.

                           (b) Inventories. All inventories relating exclusively
to the Phaco product line, including finished goods and products, goods and products in process and materials and supplies on hand and in transit, as of the Closing Date.

                           (c)  Intellectual  Property.   All  patents,   patent
applications, trade names, trademarks and copyrights used exclusively for the Phaco product line. The list of Intellectual Property transferred hereunder is set forth in Schedule 1.1(c) hereto.

                           (d)  Registrations.  All governmental  registrations,
registration applications, temporary registrations, experimental use permits, applications and emergency use exemptions used primarily for the Phaco product line, including those listed on Schedule 1.1(d) hereto (the "Registrations").

                           (e) Material Contracts. All contracts, agreements and
licenses which are listed on Schedule 1.1(e), together with all consignment contracts with customers, but excluding any such contracts that expire or are terminated prior to Closing and such contracts where the Seller is unable to obtain an assignment prior to the Closing (the "Contracts").

                           (f) Equipment. All machinery,  tools, instruments and
personal property used exclusively in connection with the Phaco product line (the "Equipment").

                           (g)  Technical  Information.   All  of  the  Seller's
technical information and data, including, but not limited to, know-how, trade secrets, inventions, formulas, processes, designs, drawings, technology, software (including source codes), databases, manufacturing and quality control procedures and records, product composition data and specifications, packaging specifications, material safety data sheets, customer specifications, product standards, competitive samples and reports of analyses thereof, lab notebooks, records of inventions, patent application drafts, and research and development projects, materials, results and records, wherever located, used exclusively for the Phaco product line ("Technical Information").

                           (h)  Warranties.  All  manufacturers',  vendors'  and
suppliers' warranties, to the extent assignable, relating directly to the Assets or the Phaco product line.

                           (i)  Goodwill.   The  goodwill  of  Seller   relating
directly to the Assets or the Phaco product line.

                  1.2 Excluded Assets. The Assets shall not include the following (the "Excluded Assets"):

                           (a)      Cash.

                           (b)      Securities.

                           (c)      Bank deposits.

(d)      Accounts receivable.

                           (e) Assets,  properties  and rights of the Seller (i)
not currently used exclusively for the Phaco product line or (ii) currently used exclusively for the Phaco product line but that are ancillary to the operation of the Phaco product line, including, without limitation, any office equipment, furniture and fixtures of the Seller.

                           (f) Any and all rights and assets,  including without
limitation intellectual property rights, relating to product lines other than the Phaco product line.

                  1.3 Purchase Price. The aggregate consideration for the transfer to Purchaser of the Assets hereunder (the "Purchase Consideration") shall consist of 485,751 shares of Purchaser's common stock, par value $.001 per share (the "Common Shares"). Such number of Common Shares represents the result of the following calculation: (a) the sum of $1,500,000, divided by (b) $3.08800, which is the product of (i) 90%, times (ii) $3.43125, which is the average closing price of Purchaser's common stock on the Nasdaq National Market System (as reported in The Wall Street Journal) for the twenty trading days ending on October 13, 1999. Certain agreements of the parties as to registration of the Common Shares and related matters are set forth in the Registration Rights Statements attached hereto as Exhibit A and by this reference made a part hereof.

                  1.4 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Seller located at 201 Mentor Drive, Santa Barbara, CA 93111 on October 22, 1999, at 11:59 p.m. local time or at such other time, date or place as Purchaser and Seller may mutually agree upon (the "Closing Date").

                  1.5 Liabilities. Purchaser shall assume, pay, perform, defend and discharge all liabilities and obligations relating to the Phaco product line and the Assets which arise after the Closing Date and are based upon or arise from any act, omission, transaction, circumstance, performance of services, state of facts or other condition which occurred after the Closing Date. Purchaser is not assuming or agreeing to pay or perform any liabilities or obligations of Seller which existed on or before the Closing Date, including without limitation any judgments, claims, actions or proceedings relating to the Phaco product line or the Assets. Notwithstanding the foregoing, Purchaser specifically assumes the following: (i) all of Seller's warranty obligations for Phaco products previously sold; (ii) all of Seller's repair and maintenance obligations for Phaco products previously sold; (iii) all liabilities and obligations of the Seller under the Contracts and Registrations included in the Assets; (iv) all accounts payable and accrued liabilities; (v) all liabilities shown on the books and records of the business relating exclusively to the Phaco product line as of the Closing Date; (vi) all liabilities or obligations to third parties for personal injury, property damage, consequential damages, punitive damages or incidental damages arising from any injury, event or damage as a result of any product or good shipped, sold or manufactured by Purchaser or by Seller pursuant to the Transition Services Agreement; (vii) all liabilities or obligations to third parties with respect to the Intellectual Property; and
(viii) all obligations associated with open purchase orders on and as of the Closing Date. All sales or transfer taxes, including but not limited to document recording fees, transfer taxes, sales and excise taxes, arising out of or in connection with the consummation of the transactions contemplated herein, shall be paid by Purchaser. Purchaser acknowledges that Xomed, Inc. owns certain of the accounts receivable for Phaco products previously sold by Mentor. In the event of a customer dispute regarding a product for which Xomed, Inc. owns a receivable, Purchaser will resolve the problem with Xomed, Inc.

                  1.6 Instruments of Conveyance and Transfer. Upon receipt of the Purchase Consideration, Seller shall execute and deliver to Purchaser a Bill of Sale with the appropriate schedules attached thereto that shall be reasonably acceptable to Purchaser and necessary to effect the transfer to Purchaser of and to vest in Purchaser a complete, valid and legal title and/or license to the Assets.

                  1.7  Transitional   Support  Services.   Concurrent  with  the
Closing, the parties will execute a Transition Services Agreement.

                  1.8 Limited License. Purchaser will acquire certain inventory which displays the "Mentor" name and mark (the "Mark"). Seller grants to Purchaser as of the Closing Date a limited license to use the Mark in an informational sense only to identify the existing inventory transferred under this Agreement and on any related advertising and promotional materials. Purchaser agrees to comply with Seller's guidelines for use of the Mark, which Seller will provide to Purchaser. Purchaser acknowledges that Seller is the exclusive owner of the Mark. Purchaser agrees to refrain from any action which is in any way inconsistent with Seller's ownership of the Mark, or which could damage Seller's interest in the Mark or Seller's reputation, or to use the Mark in connection with any other products. Seller retains the right to review and pre-approve any written materials using the Mark.

         2.       REPRESENTATIONS AND WARRANTIES.

                  2.1  Mutual   Representations   and  Warranties.   Each  party
represents and warrants as follows:

                           (a)   Organization   and  Good  Standing.   It  is  a
corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. It is in good standing in each other state or jurisdiction in which the ownership of its properties or where the conduct of its business requires it to be qualified or registered.

                           (b)  Authority  and  Status.  It has full  power  and
authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other entity. It has taken all necessary and appropriate corporate action, including, if necessary, Board of Directors consents with respect to the execution, delivery and performance by it of this Agreement and each and every agreement, document and instrument provided for herein. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by each party in connection herewith, constitute or will when executed and delivered constitute, the valid and legally binding obligations of each party enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable doctrines or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

                           (c) No Finder or  Brokers.  Neither it, nor any party
acting on its behalf, has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for, or on account of, the transactions contemplated by this Agreement.

                           (d) No Conflict or Default. Neither the execution and
deliver of this Agreement nor compliance with the terms and provisions hereof, including, without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority or conflict with or result in the breach of any term, condition or provision of its Articles of Incorporation or By-Laws, or of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which it is or may be bound, or constitute a default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

                           (e) Litigation.  There is no claim, litigation,  suit
or  proceeding,  administrative  or  judicial,  pending,  or to  its  knowledge, threatened, against it relating to this Agreement or the transactions contemplated hereunder, at law or in equity, before any federal, state, local or foreign court or regulatory agency or other governmental authority which could result in the institution of legal proceedings to prohibit or restrain the consummation or performance of this Agreement or the transactions contemplated hereby or claim damages as a result of this Agreement or the transactions contemplated hereby.

                  2.2      Representations and Warranties of Purchaser.

                           (a)  Review  of  Documents.  Purchaser  has  had  the
opportunity to, and has reviewed to its satisfaction, all of the documents it has requested prior to the Closing Date.

                           (b) Issuance of Common  Shares.  The common shares of
Purchaser to be issued to Mentor Corporation at the Closing (the "Common Shares") are duly authorized and, upon issuance, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances. The issuance of the Common Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") by reason of compliance with the provisions of Securities Act Regulation D. The Common Shares, when registered under an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or upon compliance with Securities Act Rule 144, and when authorized for trading under the rules of the Nasdaq (as defined below), will be entitled to be traded on the National Association of Securities Dealers Automated Quotation system ("Nasdaq"), and the holders of the Common Shares shall be entitled to all rights and preferences accorded to a holder of Purchaser's common stock. The outstanding common stock of Purchaser is currently quoted on the Nasdaq.

                           (c)  No  Conflicts.   The  execution,   delivery  and
performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and the issuance of the Common Shares to Mentor Corporation do not and will not (i) result in a violation of Purchaser's Articles or By-Laws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which Purchaser or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to Purchaser or any of its subsidiaries or by which any property or asset of Purchaser or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect). Except for such filings as Purchaser has made or will make prior to the Closing, Purchaser is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Common Shares in accordance with the terms hereof.

                           (d)  SEC   Documents;   Financial   Statements.   The
outstanding common stock of Purchaser is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Purchaser has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the "SEC Documents"). Purchaser has delivered or made available to Mentor Corporation true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials) filed with the SEC since December 31, 1996. Purchaser has not provided to Mentor Corporation any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by Purchaser but which has not been so disclosed. As of their respective dates, Purchaser's Form 10-K for the year ended December 31, 1998, and all documents subsequently filed with the SEC (the "Current Filings"), together with Purchaser's second quarter 1999 earnings press release, dated September 1, 1999, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such Current Filings, and none of the Current Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Current Filings contain all material information concerning Purchaser, and no event or circumstance has occurred which would require Purchaser to disclose such event or circumstance in order to make the statements in the Current Filings, taken as a whole, not misleading on the date hereof or on the Closing Date but which has not been so disclosed. The financial statements of Purchaser included in the Current Filings complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of filing. Such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Purchaser as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                           (e) No Material  Adverse  Change.  Since December 31,
1998, the date through which the most recent report of Purchaser on Form 10-K has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no material adverse effect has occurred or exists with respect to Purchaser or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents filed or press releases issued as of a date subsequent to December 31, 1998.

                           (f) No  Undisclosed  Liabilities.  Purchaser  and its
direct and indirect subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those liabilities incurred in the ordinary course of Purchaser's or its subsidiaries' respective businesses since December 31, 1998, which liabilities, individually or in the aggregate, do not or would not have a material adverse effect on Purchaser or its direct or indirect subsidiaries.

                           (g) No Undisclosed Events or Circumstances.  No event
or circumstance has occurred or exists with respect to Purchaser or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by Purchaser but which has not been so publicly announced or disclosed.

                           (h) No General Solicitation.  Neither Purchaser,  nor
any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act")) in connection with the offer or sale of the Common Shares.

                           (i) No Integrated  Offering.  Neither Purchaser,  nor
any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Common Shares under the Act.

                  2.3      Representations and Warranties of Seller.

                           (a)  Title  to  the  Assets.   Except  for  permitted
encumbrances, Seller has good and marketable title and/or license to the Assets free and clear of any pledges, liens, encumbrances, security interests, equities, charges and restrictions of any nature whatsoever. The term "permitted encumbrances" shall mean liens for taxes not due and payable.

                           (b)  Litigation.   There  is  no  claim,  litigation,
action, suit or proceeding, administrative or judicial, pending or to Seller's knowledge threatened against Seller relating to the Phaco product line or the Assets, at law or in equity, before any federal, state, local or foreign court, or regulatory agency or other governmental authority.

                           (c)    Limitation.    EXCEPT    FOR    THE    EXPRESS
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 2.3: (i) NO REPRESENTATION OR WARRANTY WHATSOEVER IS MADE BY SELLER, AND SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES IMPLIED AS TO THE CONDITION, VALUE OR QUALITY OF THE ASSETS AND SPECIFICALLY DISCLAIMS WITH RESPECT TO THE ASSETS ANY REPRESENTATIONS AND WARRANTIES OF VALUE, MERCHANTABILITY, USAGE OR FITNESS FOR ANY PARTICULAR PURPOSE AND NON-INFRINGEMENT; AND (ii) THE ASSETS BEING TRANSFERRED TO THE PURCHASER ARE CONVEYED ON AN "AS IS" AND "WHERE IS" BASIS, AND PURCHASER SHALL RELY UPON ITS OWN EXAMINATION THEREOF.

                           (d)  ADDITIONAL  LIMITATIONS.  WITHOUT  LIMITING  THE
GENERALITY OF THE FOREGOING:

                                    (i) NONINFRINGEMENT. SELLER DOES NOT WARRANT
AND MAKES NO REPRESENTATION THAT PURCHASER'S EXERCISE OF THE RIGHTS ASSIGNED UNDER THIS AGREEMENT IS OR WILL BE FREE FROM CLAIMS OF INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, AND SELLER WILL HAVE NO OBLIGATION WHATSOEVER TO INDEMNIFY PURCHASER AGAINST ANY SUCH CLAIM.

                                    (ii)  VALIDITY  OR  SCOPE.  SELLER  DOES NOT
WARRANT AND MAKES NO REPRESENTATION AS TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF ANY OF THE INTELLECTUAL PROPERTY RIGHTS LICENSED TO PURCHASER PURSUANT TO THE ASSIGNMENT MADE UNDER SECTION 1.1.

                                    (iii)  ENFORCEMENT.  SELLER DOES NOT WARRANT
AND MAKES NO REPRESENTATION THAT ANY OF THE INTELLECTUAL PROPERTY RIGHTS ASSIGNED TO PURCHASER PURSUANT TO SECTION 1.1 WILL BE FREE OF INFRINGEMENT OR MISAPPROPRIATION, AS APPLICABLE, BY THIRD PARTIES, AND WILL HAVE NO OBLIGATION TO COOPERATE IN ENFORCEMENT OF ANY SUCH INTELLECTUAL PROPERTY RIGHTS OR OTHERWISE TAKE ACTION AGAINST THIRD PARTIES ALLEGED TO HAVE COMMITTED INFRINGEMENT OR MISAPPROPRIATION.

                                    (iv)   PROSECUTION.   SELLER  WILL  HAVE  NO
OBLIGATION TO PROSECUTE, MAINTAIN, OR OTHERWISE SECURE INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMITATION ANY PATENTS, PATENT APPLICATIONS, INVENTION REGISTRATIONS, OR COPYRIGHT REGISTRATIONS, WITH RESPECT TO THE ASSETS ASSIGNED TO PURCHASER PURSUANT TO SECTION 1.1.

                                    (v)  NO  OTHER   ASSIGNMENT   OR   LICENSES.
PURCHASER OBTAINS NO ASSIGNMENTS OR LICENSES UNDER ANY SELLER INTELLECTUAL PROPERTY RIGHTS NOT SPECIFIED IN THIS AGREEMENT.

         3. PURCHASER'S COVENANTS. So long as Seller holds any of the Common Shares, Purchaser agrees to:

                  (a) Make and keep available at all times adequate current public information, as those terms are understood and defined in Securities Act Rule 144;

                  (b) File with the SEC in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act;

                  (c) Furnish to Seller promptly upon its written request (i) a written statement by Purchaser that it has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months and has been subject to these filing requirements for the past 90 days, (b) a copy of Purchaser's most recent annual or quarterly report filed with the SEC, and (c) any other reports and documents filed with the SEC by Purchaser that Seller may reasonably request in order to sell the Common Shares without registration under the Securities Act.

         4.       INDEMNIFICATION

                  4.1 Indemnification of Seller. Purchaser hereby agrees to indemnify and hold Seller harmless from, against and in respect of (and shall on demand reimburse Seller for):

                           (a) any and all loss,  liability or damage  resulting
from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                           (b) any and all  debts,  liabilities  or  obligations
relating to the Phaco product line or the Assets, accrued, absolute, contingent, unliquidated or otherwise which arise after the Closing Date which are based upon or arise from any act, omission, transaction, circumstance, performance of services, state of facts or other condition which occurred after the Closing Date, whether or not then known, due or payable;

                           (c) any and all  debts,  liabilities  or  obligations
arising from the Assumed Liabilities; and

                           (d) any and all actions, suits, proceedings,  claims,
demands assessments, judgments, costs and expenses (including, without limitation, legal fees and expenses) incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing this Agreement.

                  4.2 Indemnification of Purchaser. Seller hereby agrees to indemnify and hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for):

                           (a) any and all loss,  liability or damage  resulting
from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Seller contained herein or in any certificate, document or instrument delivered to Purchaser hereunder;

                           (b) any and all  debts,  liabilities  or  obligations
relating to the Phaco product line or the Assets accrued, absolute, contingent, unliquidated or otherwise which arise on or before the Closing Date and are based upon or arise from any act, omission, transaction, circumstance, performance of services, state of facts or other condition which occurred or existed on or before the Closing Date, whether or not then known, due or payable, except for any such debts, liabilities or obligations arising from the Assumed Liabilities; and

                           (c) any and all actions, suits, proceedings,  claims,
demands assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof or in enforcing this Agreement.

                  4.3 Procedure for Indemnification. In the event any damages or expenses are incurred by the indemnified party for which the indemnified party would be entitled to indemnification hereunder, the indemnified party shall promptly notify the indemnifying party in writing of such damages and expenses. The indemnifying party agrees that it will promptly reimburse and pay the indemnified party for such damages and expenses. If any claim for indemnification hereunder is based upon an action or claim filed or made against the indemnified party by a third party, then the indemnifying party shall have the sole right to negotiate a settlement or compromise of any such action or claim subject to the indemnified party's approval, which approval shall not be unreasonably withheld or delayed, or to defend any such action or claim at the sole expense or cost of the indemnifying party with counsel selected by the indemnified party. Provided, however, that the indemnified party at its expense shall have the right to have its counsel participate in such proceedings and any compromise or settlement of any claim other than for money damages shall be subject to the prior written consent of the indemnified party.

                  4.4 Time to Assert Claims. All claims for indemnification must be asserted no later than one year after the Closing Date, provided, however, that Mentor Corporation may assert claims for indemnification related to Purchaser's representations and warranties set forth in Sections 2.2(b) through 2.2(i) and Purchaser's covenants set forth in Article 3, up to the applicable statute of limitations.

                  4.5 Deductible. The Purchaser may make no claim against the Seller for indemnification unless and until the aggregate amount of such claims exceeds $20,000.00 (the "Deductible"), in which event the Purchaser may claim indemnification for the amount of such claims in excess of the Deductible.

                  4.6 Limitation. The Seller's obligation for indemnity shall only be up to a maximum aggregate liability of $225,000.00. In calculating any amount of damages to be paid by the indemnifying party pursuant to this Agreement, the amount of such damages will be reduced by all reimbursements credited to or received by the indemnified party, relating to such damages, and will be net of any tax benefits and insurance proceeds (after giving effect to any premium increases or deductibles) received by the indemnified party with respect to the matter for which indemnification is claimed.

                  4.7      Exclusive Remedy; Release.

                           (a) The  indemnification  provided  pursuant  to this
Agreement shall be the sole and exclusive remedy hereto for any losses as a result of, with respect to or arising out of breach of this Agreement, or any of the transactions or other agreements or instruments contemplated or entered into in connection herewith (including, but not limited to, all Schedules attached or referenced herein); provided, however, that such indemnification shall not be the sole and exclusive remedy and shall in no way limit the rights of the parties for fraud, willful breach, Purchaser's breach of the representations and warranties set forth in Sections 2.2(b) through Section 2.2(i), or Purchaser's failure to fulfill the covenants set forth in Article 3.

                           (b) Except as  specifically  provided in this Article
4, neither party nor its affiliates or representatives shall be liable to the other party for, and (except as so provided) each party hereby releases and discharges the other party and its affiliates and representatives from, any and all losses incurred as a result of, with respect to or arising out of the ownership or operation of the Assets.

         5.       CONFIDENTIALITY.

                  5.1 Confidential Information. The Confidentiality Agreement between the parties dated August 30, 1999 shall remain in full force and effect and shall be incorporated herein by this reference.

                  5.2 Public Announcements. For the period beginning with the Closing Date and ending thirty (30) days thereafter, no public announcement may be made by either party with regard to the transactions contemplated by this Agreement without the prior written consent of both the Seller and the Purchaser; provided that either party may make such disclosure to the extent required by applicable law or regulation of any governmental agency or stock exchange upon which the securities of such party are registered. For the one month period following the Closing Date, the Seller and the Purchaser will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other party prior to making such announcements or disclosures.

         6.       CONDITIONS PRECEDENT TO OBLIGATIONS.

                  6.1 Conditions to Obligations of Purchaser. Each and every obligation of Purchaser to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Purchaser):

                           (a)    Representations     and    Warranties.     The
representations and warranties of Seller set forth in Section 2 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of such date and time.

                           (b)   Performance   of  Agreement.   All   covenants,
conditions and other obligations under this Agreement which are to be performed or complied with by Seller shall have been fully performed and complied with at or prior to the Closing Date, including the delivery of instruments and documents as required herein.

                           (c) Absence of Governmental or Other Objection. There
shall be no pending or threatened lawsuit or any other legal or regulatory proceeding challenging the transaction by any body or agency of the federal, state or local government or by any third party and the consummation of the transaction shall not have been enjoined, or threatened to be enjoined, by a court of competent jurisdiction as of the Closing Date.

                  6.2 Conditions to Obligations of Seller. Each and every obligation of Seller to be performed at the Closing shall be subject to the satisfaction as of or before the Closing Date of the following conditions (unless waived in writing by Seller):

                           (a)    Representations     and    Warranties.     The
representations and warranties of Purchaser set forth in Section 2 of this Agreement shall have been true and correct when made and shall be true and correct at and as of the Closing Date as if such representations and warranties were made as of such date and time.

                           (b)   Performance   of  Agreement.   All   covenants,
conditions and other obligations under this Agreement which are to be performed or complied with by Purchaser shall have been fully performed and complied with at or prior to the Closing Date, including the delivery of instruments and documents as required herein.

                           (c) Absence of Governmental or Other Objection. There
shall be no pending or threatened lawsuit challenging the transaction by any body or agency of the federal, state or local government or by any third party and the consummation of the transaction shall not have been enjoined by a court of competent jurisdiction as of the Closing Date.

         7. DELIVERIES AT CLOSING. All transactions at the Closing shall be deemed to take place simultaneously and no transaction at the Closing shall be deemed to have been completed until all documents set forth herein have been delivered by the parties hereto except as waived by the party to who such document is to be delivered.

                  7.1 Obligations of Seller. At the Closing, Seller shall deliver to Purchaser:

                           (a)  such   good  and   sufficient   bills  of  sale,
assignments, deeds and other good and sufficient instruments of sale, conveyance, transfer and assignment as shall be required or as may be appropriate in order to effectively vest in Purchaser good and marketable title to the Assets;

                           (b)  Mentor   Corporation's   irrevocable   proxy  to
Purchaser's Board of Directors to vote the Common Shares for a period of one year following the Closing Date; provided, however, that if during such one year period Mentor Corporation sells any of such Common Shares, following such sale the proxy shall terminate and be of no force and effect with respect to the Common Shares which are sold; and

                           (c) such other  instruments  or  documents  as may be
reasonably requested by Purchaser or Purchaser's counsel to fully and effectively convey the Assets to Purchaser in accordance with the provisions of this Agreement.

                  7.2 Obligations of Purchaser. At the Closing, Purchaser shall deliver to Seller:

                           (a) original share  certificates  (with the number of
and denomination of such certificates as reasonably requested by Seller), representing the Common Shares registered in the name of Mentor Corporation.

                           (b) an  opinion  of  Purchaser's  counsel,  dated the
Closing Date, reasonably satisfactory in form and substance to Seller.

                           (c) such other  instruments  or  documents  as may be
reasonably requested by Seller or Seller's counsel to fully and effectively evidence Purchaser's compliance with the provisions of this Agreement.

         8.       MISCELLANEOUS.

                  8.1 Expenses. Each party to this Agreement shall bear its own costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement.

                  8.2 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered by hand or sent, postage prepaid by registered, certified or express mail, or reputable overnight courier service, and shall be deemed given when so delivered by hand or if mailed, three days after mailing, one business day in the case of express mail or overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller:

         Mentor Corporation
         Attention: Loren McFarland
         201 Mentor Drive
         Santa Barbara, CA 93111
         Telephone:  (805) 879-6000
         Facsimile:   (805) 964-2712

With a copy to:

         Chief Counsel
         Mentor Corporation
         201 Mentor Drive
         Santa Barbara, CA 93111
         Telephone:  (805) 879-6000
         Facsimile:   (805) 681-6006

If to Purchaser:

         Paradigm Medical Industries, Inc.
         Attention: Mike Stelzer
         1127 West 2320 South, Suite A
         Salt Lake City, UT 84119

                  8.3 Agreements and Waivers. This Agreement may be amended or modified only by a written instrument executed by the parties to this Agreement. No failure or delay on the part of any party in exercising any of its respective rights hereunder upon any failure by any other party to perform or observe any condition, covenant or provision herein contained shall operate as waiver thereof, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof or the exercises of any other right hereunder.

                  8.4 No Assignment. The rights and obligations or each party under this Agreement shall not be assigned prior to, on or after the Closing without the written consent of the other party hereto. The obligations of Seller and Purchaser hereunder shall be binding upon their respective successors and permitted assigns.

                  8.5 Benefits. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement or their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect thereof or any provision contained herein, it being the intention of the parties that this Agreement is for the sole and exclusive benefit of such parties, and such successors and permitted assigns of this Agreement, and for the benefit of no other person or entity.

                  8.6 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning of interpretation of this Agreement.

                  8.7 Entire Agreement. This Agreement, the Exhibits hereto, the documents referred to herein, and the documents executed contemporaneously hereto on the Closing Date constitute the entire Agreement of the parties with respect to the subject matter of this Agreement and supercede all prior oral or written agreements, understandings or representations relating to the subject matter of this Agreement (except the August 30, 1999 Confidentiality Agreement entered into between the parties).

                  8.8 Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of California, without regard to its conflict of law provisions.

                  8.9 Choice of Forum. Any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement must be brought in the United States District Court for the Central District of California, and each party hereby irrevocably submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, brought as provided in this Section, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter of this Agreement lies in the court as hereinabove mentioned. Service of process by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in accordance with
Section 8.2 hereof will be deemed good and sufficient service thereof.

                  8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

                  8.11 Severability. If any provision of this Agreement or any covenant, obligation or agreement contained herein is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such valid or unenforceable provision were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement shall be deemed to be effective, operative, made, entered into or taken in the manner to the full extent permitted by law.

                  8.12 Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time without liability, but not later than the Closing Date:

                           (a)      by mutual written consent of the parties; or

                           (b) by Seller or  Purchaser  if the  Closing  has not
occurred by November 15, 1999, through no fault of the party who initiates termination.

                  8.13 Obligations After Termination. Termination of this Agreement pursuant to section 8.12 will terminate all obligations of the parties hereto, except for the obligations under Section 2.1(c) (Brokerage), Section 4 (Indemnity), and Section 5 (Confidentiality).

         IN WITNESS WHEREOF, Seller and Purchaser have caused their respective, duly authorized officers to execute this Agreement as of the day and year first above written.

MENTOR CORPORATION                           PARADIGM MEDICAL INDUSTRIES, INC.


By /s/ Anthony R. Gette                      By /s/ Thomas F. Motter
   --------------------                         --------------------
Anthony R. Gette, CEO and President          Thomas F. Motter, CEO and President

MENTOR MEDICAL INC.


By /s/ Loren McFarland
   -------------------
Loren McFarland, Secretary/Treasurer


MENTOR OPHTHALMICS, INC.


By /s/ Loren McFarland
   -------------------
Loren McFarland, Secretary/Treasurer

                                 SCHEDULE 1.1(c)

                              Intellectual Property


See attached schedules of patents, patent applications, trademarks and trademark applications.

Copyrights

         All unregistered copyrights to written materials transferred hereunder.

                                 SCHEDULE 1.1(d)

                                  Registrations


o TUV Product Service Gmbh ISO 9001 and EN 46001 Certificate No. Q1 97 04 28718 006 (Norwell) (as it relates to the Phaco product line but not as it relates to other products)

o EC Certificate No. G1 98 10 28718 005 (as it relates to the Phaco product line but not as it relates to other products)

o        FDA 510(k) No. K912904 (Odyssey Phacoemulsification System)

o        FDA 510(k) No. K955245 (Meridian Phacoemulsification System)

o        FDA 510(k) No. K974469 (Phacoemulsification SIStem Remote Control)

o        FDA 510(k) No. K890622 (Surg-E-Trol System I and System II)

o        International permits and approvals:

o Mentor SIStem: Argentina, Austria, Belgium, Brazil, Bulgaria, Canada, Chile, Colombia, Denmark, Egypt, Finland, France, Germany, Greece, Iceland, India, Ireland, Israel, Italy, Korea, Liechtenstein, Luxembourg, Malaysia, Netherlands, Norway, Pakistan, Peru, Portugal, Puerto Rico, Singapore, Spain, South Africa, Sweden, Switzerland, Taiwan, Thailand, Turkey, United Kingdom, Venezuela. Pending: China

o        Odyssey System: Russia.

o        Surg-E-Trol System I and System II: Australia.

                                 SCHEDULE 1.1(e)

                               Material Contracts


o        October 4, 1999 License Agreement with Xomed, Inc.

o        July 4, 1997 Software License Agreement with Dialogue Technology, Inc.